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                                                                   Exhibit 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         COMPREHENSIVE CARE CORPORATION

                   (ORIGINALLY INCORPORATED UNDER THE NAME
                  NEURO-PSYCHIATRIC & HEALTH SERVICES, INC.)
         (ORIGINAL CERTIFICATE OF INCORPORATION FILED JANUARY 28, 1969)

         COMPREHENSIVE CARE CORPORATION, a corporation duly organized and existing under the General Corporation Law of Delaware (the "corporation"), does hereby certify as follows:

         1. The following provisions of the Restated Certificate of Incorporation of the corporation, shall be and become the certificate of incorporation of the corporation effective at 5:00 o'clock p.m. New York City time on Monday, November 14, 1994, and shall be amended and restated to read in its entirety as follows:

                          FIRST.  The name of the corporation (the
                 "corporation") is

                         COMPREHENSIVE CARE CORPORATION

                          SECOND.  Its registered office in the State of
                 Delaware is located at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name and address of its registered agent are The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901.

                          THIRD.  The purpose of the corporation is to engage
                 in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                          FOURTH.  The corporation shall have authority to
                 issue two classes of shares of stock to be designated,
                 respectively, "Preferred Stock" and "Common Stock."   On
                 Friday, October 21, 1994 (the "Effective Time"), the total number of shares which the corporation shall have authority to issue is twelve million five hundred sixty thousand (12,560,000). The total number of shares of Preferred Stock which the corporation shall have authority to issue shall be sixty thousand (60,000); and each such share shall have a par value of fifty dollars ($50.00); and the total number of shares of Common Stock which the corporation shall have authority to issue shall be twelve million five hundred thousand (12,500,000); and each such share shall have a par value of one cent ($.01).

                          Simultaneously with the Effective Time, each share of
                 the corporation's Common Stock, par value $0.10 per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-tenth (1/10th) of a share of

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                 the corporation's Common Stock, par value $.01 per share (the
                 "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Time represented shares outstanding of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the corporation. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor on the basis of the closing price of the Old Common Stock on the New York Stock Exchange immediately prior to the Effective Time, as reported on the composite tape of the New York Stock Exchange, Inc. (or in the event the corporation's Common Stock is not so traded on the date on which occurs the Effective Time, such closing price on the next preceding day on which such stock was traded on the New York Stock Exchange). If more than one Old Certificate shall be surrendered at one time for the account of the same Stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the corporation's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Time the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

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                          Each share of Common Stock shall be entitled to one
                 vote at all meetings of Stockholders of the corporation and, subject to the rights of the holders of Preferred Stock, shall be entitled to receive dividends, when and as declared by the Board of Directors of the corporation.

                          The following is a statement of the powers,
                 preferences and rights, and the qualifications, limitations or restrictions thereof, of the respective classes of stock, and a statement of the authority vested in the Board of Directors of the corporation to adopt a resolution or resolutions from time to time providing for the issue of such stock and making provision for such matters:

                 1. Except as otherwise provided in the resolution or resolutions of the Board of Directors adopted pursuant to paragraphs (4) and (5) of this Article FOURTH, each share of Common Stock shall entitle the holder thereof to one vote, provided that at all elections of directors of the corporation each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

                 2. Subject to any preferential dividend rights of the holders of Preferred Stock determined as provided in paragraph (6) of this Article FOURTH, the holders of Common Stock shall be entitled to receive dividends out of any funds of the corporation legally available therefor, when and as declared by the Board of Directors.

                 3. In the event of any dissolution of, or upon any distribution of the assets of, the corporation, subject to all of the preferential rights, if any, of the holders of Preferred Stock, the holders of the Common Stock shall be entitled to receive, ratably and without distinction as to class, all of the remaining assets of the corporation.

                 4. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preferences of any wholly unissued series of Preferred Stock, and the

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                          number of shares constituting any such series and the
                          designation thereof, or any of them.

                 5. The holders of the Preferred Stock or any series thereof shall be entitled to such voting powers, full or limited, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. The Board of Directors may issue one or more series of Preferred Stock without any voting power.

                 6. The holders of Preferred Stock or any series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, payable in preference to, or in relation to, the dividends payable on any other class or classes of stock, or series thereof and cumulative as shall be so stated and expressed.

                 7. The holders of the Preferred Stock or any series thereof shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

                 8. The Preferred Stock may be subject to redemption at such time or times and at such price or prices and may be issued in such series, with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issue of the Preferred Stock. Without in any manner limiting the foregoing, the Board of Directors may, but is not required to, establish and provide for a sinking fund in connection with any such redemptions, providing for such payments, at such time and otherwise upon such terms and conditions, as may be established in any such resolution or resolutions of the Board of Directors.

                 9. The Preferred Stock or any series thereof may be made convertible into other classes or series of stock upon such terms and conditions as are stated and expressed in the resolution or resolutions of the Board of Directors providing for the issue of such series of Preferred Stock.

                          FIFTH:  In the furtherance and not in limitation of
                 the powers conferred by statute, the Board of Directors is expressly

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                 authorized to make, alter, amend or repeal the by-laws of the corporation.

                          SIXTH.  Whenever the vote of stockholders at a
                 meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote may be dispensed with on the written consent of the holders of a majority of the stock entitled to vote upon such corporate action; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

                          SEVENTH.  Election of directors need not be by ballot
                 unless the by-laws of the corporation shall so provide.

                          EIGHTH.  To the fullest extent permitted by Delaware
                 General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                          NINTH.  At the 1994 Annual Meeting of Stockholders,
                 the directors shall be divided into three (3) classes,
                 designated as Class I, Class II and Class III.   Each class
                 shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1994 Annual Meeting of Stockholders, Class I directors shall be elected for a three-year term, Class II directors for a two-year term and Class III directors for a one-year term. At each succeeding Annual Meeting of Stockholders beginning in 1995, successors to the class of directors whose term expires at that Annual Meeting of Stockholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, unless otherwise required by law, but in no case shall a decrease in the number of directors for a class shorten the term of an incumbent director.

                          Notwithstanding any other provisions of the
                 Certificate of Incorporation or the Bylaws (and
                 notwithstanding the fact that a lesser percentage for separate class votes for certain actions may be permitted by law, by the Certificate of Incorporation or by the Bylaws), the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, will be required to amend or repeal any
                 provision of the Certificate of Incorporation or the Bylaws to
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                 inconsistent with the purpose of this Article Ninth; provided, however, that the provisions of this paragraph shall not apply to amendments of the Bylaws or Certificate of Incorporation that are recommended by not less than two-thirds of the members of the Board of Directors.

         2. The Board of Directors of the corporation duly adopted resolutions that set forth the foregoing Restated Certificate of Incorporation (which restates and integrates and also further amends the corporation's certificate of incorporation, as heretofore amended or supplemented), declared the proposed amendment and restatement to be advisable, and directed that the amendment and restatement be submitted to the corporation's stockholders for adoption by written consent.

         3. The Restated Certificate of Incorporation was duly adopted by a majority of the holders of all shares outstanding of Common Stock, being the holders of all shares outstanding of capital stock entitled to vote thereon, by written consent in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of Delaware and notice has been given as provided in Section 228 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, the corporation has caused this instrument to be executed as of the 14th day of November, 1994, and each of the signatories to this instrument acknowledges or affirms under penalties of perjury that this instrument is the act and deed of the corporation and that the matters set forth in this instrument are true.


                                     COMPREHENSIVE CARE CORPORATION



                                     By:          /s/ CHRISS W. STREET
                                         --------------------------------------
                                        Chriss W. Street, Chairman and President



                                     ATTEST:



                                     By:          /s/ KERRI RUPPERT
                                         --------------------------------------
                                        Kerri Ruppert, Vice President/Secretary



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